SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK,
NEW YORK	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Termination of Chief Financial Officer

Ms. Maureen O’Connell, the former Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, was terminated from all positions with the Company and its subsidiaries and affiliates on October 27, 2017.

The financial arrangements and other material terms arising from the termination are still under discussion between Ms. O’Connell and the Company as of the date of this report and will be the subject of future disclosure by the Company after those terms are decided.

Appointment of Chief Financial Officer and Chief Accounting Officer

On October 27, 2017, the Company’s Board of Directors appointed the Company’s current Senior Vice President, Chief Accounting Officer, Mr. Kenneth J. Cleary, age 52, as the Company’s Chief Financial Officer, and also designated Mr. Cleary as the Company’s principal financial officer for SEC reporting purposes, in each case effective on October 27, 2017.

Before becoming Senior Vice President, Chief Accounting Officer in September 2014, Mr. Cleary had been the Company’s Vice President, External Reporting and Compliance since joining the Company in May 2008. Prior to joining the Company, Mr. Cleary was the Senior Assistant Controller at Hertz Corporation. He began his career as an auditor for KPMG before working at Sequa Corporation as Manager of Financial Reporting and then at Engelhard Corporation where he was Assistant Controller.

There are no family relationships among Mr. Cleary and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Cleary that would require disclosure pursuant to Item 404(a) of Regulation S-K.

With Mr. Cleary’s promotion to Chief Financial Officer, Mr. Paul Hukkanen, age 37, Vice President, External Reporting and Compliance has been appointed as Vice President, Chief Accounting Officer. In this capacity, Mr. Hukkanen will serve as the Company’s principal accounting officer.

Mr. Hukkanen joined Scholastic in November 2014 as its Vice President, External Reporting and Compliance. Prior to joining the Company, Mr. Hukkanen worked at Broadridge Financial Solutions, Inc. from December 2011 to November 2014, ultimately in the role of Vice President, Finance. Prior to Broadridge, he was a Senior Manager in the assurance practice of Ernst & Young having held various accounting positions there since 2003.

There are no family relationships among Mr. Hukkanen and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Hukkanen that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2017
SCHOLASTIC CORPORATION

	By:	/s/ Richard Robinson
Name: Richard Robinson
Title: Chairman, President, and Chief Executive Officer